Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports Fourth Quarter 2016 Results
and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted EPS $0.12 versus $0.14 for 3Q2016 and $0.15 for 4Q2015

•	Annualized sequential loan growth of 6.7% excluding energy loans

•	Total energy loans declined $5.9 million to 18.5% of loans at period end

•	Loan loss reserve to total loans increased to 1.90% with $2.6 million provision

•	Direct C&I energy exposure 15.0% of loans with 5.6% reserve at period end

LAFAYETTE, LA., January 31, 2017/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.4 million for the fourth quarter of 2016, compared to net earnings available to common shareholders of $1.7 million reported for the fourth quarter of 2015 and $1.6 million in net earnings available to common shareholders for the third quarter of 2016. Diluted earnings for the fourth quarter of 2016 were $0.12 per common share, compared to $0.15 per common share reported for the fourth quarter of 2015 and $0.14 per common share reported for the third quarter of 2016.

Troy Cloutier, MidSouth Bank President and CEO, commenting on fourth quarter earnings remarked, "We continue to work diligently to support our energy-related customers through this cycle and at the same time look to minimize risk to our balance sheet. Our loss content during the past two years has been modest with cycle-to-date charge-offs of 1.23% of energy loans. More importantly, we are focused on improving performance in non-energy related lending and are very excited with new hires we have made in the latter part of 2016, especially in our Texas markets.”

Energy Lending Update

MidSouth Bank defines an energy loan as any loan where the borrower's ability to repay is disproportionately impacted by a prolonged downturn in energy prices. Under this definition, the Bank includes direct Commercial and Industrial (C&I) loans to energy borrowers, as well as Commercial Real Estate (CRE) loans, Residential Real Estate loans and loans to energy-related borrowers where the loan's primary collateral is cash and marketable securities. Although this definition has resulted in a lack of comparability with some other energy-related banks, management believes it to be the prudent approach to monitoring and managing the Bank's energy exposure.

Other comments on the Bank's energy lending:

•	Total energy loans, as defined above, decreased $5.9 million during 4Q16 to $237.4 million, or 18.5% of total loans, from 19.1% at September 30, 2016.

•	Direct C&I energy loans were $192.1 million or 15.0% of total loans and had a weighted average maturity of 3.2 years at December 31, 2016.

•	Energy-related CRE and residential real estate loans were $44.9 million or 3.5% of total loans at December 31, 2016.

•	Total criticized energy-related loans increased $4.5 million, or 3.6%, during 4Q16 to $119.2 million and represented 50.2% of energy loans at December 31, 2016, versus 47.1% at September 30, 2016.

•	Eleven energy loan relationships were downgraded during the quarter.

◦	One loan relationship totaling $4.2 million was downgraded to Special Mention

◦	Ten loan relationships totaling $21.1 million were downgraded to Substandard

•
Four energy-related charge-offs totaled $549,000 and one energy-related recovery totaled $175,000 during 4Q16. YTD energy-related net charge-offs totaled $1.6 million, or approximately 64 basis points of average energy loans.

•	Cycle to date net charge-offs totaled $3.3 million, or 1.23% of December 31, 2014 energy loans, which was when the effects of declining oil prices began to surface.

•	One energy-related impairment totaling $2.9 million was identified during 4Q16. We utilized $2.0 million of the energy reserve in the allowance to offset the impairment.

•
The energy reserve as a percentage of total energy loans, as defined, was 4.9% at December 31, 2016. The reserve attributable to C&I energy loans was approximately 5.6%. The reserve on all other energy loans was 2.3%.

•	The Bank has two Shared National Credits (SNCs) totaling $14.6 million in the energy portfolio at December 31, 2016 and both were downgraded to Substandard during the third quarter of 2016.

•	To date, during the month of January 2017, the Bank has had two rating related changes to its energy portfolio:

◦	One credit in the amount of $670,000 was downgraded from Pass to Classified

◦	One credit in the amount of $640,000 was downgraded from Special Mention to Classified

C. R. Cloutier, MidSouth Bancorp President and CEO stated, "We are encouraged with the higher pricing levels for oil and natural gas in addition to the recent Executive directives to expedite both the reopening of the Keystone pipeline and ordering permits for the Dakota access pipeline. Furthermore, signs of regulatory relief appear to be forthcoming, all of which should be beneficial to our energy-related customers."

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Consolidated assets totaled $1.9 billion at December 31, 2016 and 2015, compared to $2.0 billion at September 30, 2016. Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at December 31, 2016 and September 30, 2016 and accounted for 90.0% of deposits at December 31, 2016 and September 30, 2016. Net loans totaled $1.3 billion at December 31, 2016, compared to $1.2 billion at September 30, 2016 and December 31, 2015.

MidSouth’s Tier 1 leverage capital ratio was 10.11% at December 31, 2016, compared to 10.27% at September 30, 2016. Tier 1 risk-based capital and total risk-based capital ratios were 13.02% and 14.28% at December 31, 2016, compared to 13.07% and 14.33% at September 30, 2016, respectively. Tier 1 common equity to total risk-weighted assets at December 31, 2016 was 8.81%, compared to 8.83% at September 30, 2016. Tangible common equity totaled $126.5 million at December 31, 2016, compared to $129.9 million at September 30, 2016. Tangible book value per share at December 31, 2016 was $11.13 versus $11.44 at September 30, 2016 primarily due to a $4.3 million decline in other comprehensive income during the quarter.

Asset Quality

Nonperforming assets totaled $65.0 million at December 31, 2016, an increase of $949,000 compared to $64.1 million reported at September 30, 2016. The increase is primarily attributable to a $2.1 increase in loans on nonaccrual, which was partially offset by a $700,000 decrease in loans past due ninety days and over and accruing. Allowance coverage for nonperforming loans increased to 38.78% at December 31, 2016, compared to 37.84% at September 30, 2016. The ALLL/total loans ratio was 1.90% at December 31, 2016 and 1.83% at September 30, 2016. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 2.06% of loans at December 31, 2016. The ratio of annualized net charge-offs to total loans increased to 0.46% for the three months ended December 31, 2016 compared to 0.32% for the three months ended September 30, 2016.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 5.06% at December 31, 2016 compared to 5.03% at September 30, 2016. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) totaled $152,000 at December 31, 2016 and $153,000 at September 30, 2016. Classified assets, including ORE, increased $15.6 million, or 13.2%, to $134.2 million at December 31, 2016 compared to $118.6 million at September 30, 2016. The increase in classified assets during the quarter ended December 31, 2016 is primarily due to the downgrade of six energy-related credits totaling $19.8 million and the downgrade of one credit not related to energy totaling $4.3 million. These increases to classified assets were partially offset by the payoff of $8.1 million classified relationship during the fourth quarter.

Fourth Quarter 2016 vs. Third Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $200,000, from $1.6 million for the three months ended September 30, 2016 to $1.4 million for the three months ended December 31, 2016. Net interest income decreased $15,000 in sequential-quarter comparison. Noninterest income decreased $84,000 in sequential-quarter comparison. The decrease in noninterest income consisted primarily of a $110,000 decrease in service charges on deposit accounts and a $26,000 decrease in mortgage program fee income, which were partially offset by a $62,000 increase in ATM/debit card income.

Noninterest expense increased $522,000 in sequential-quarter comparison, which was primarily due to increased costs of $362,000, or $0.02 per share, related to recruiting new talent to the organization, including new producers in Texas and a new Chief Information Officer. The increase in noninterest expense consisted primarily of increases of $692,000 in salaries and benefits costs, a $96,000 in occupancy expense and an $89,000 increase in loss on sale of other assets repossessed, which were partially offset by a $93,000 decrease in marketing expense and a $274,000 decrease in shares tax expense. The provision for loan losses decreased $300,000 in sequential-quarter comparison.

Dividends on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $720,000 for the fourth quarter of 2016 based on a dividend rate of 9%. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $92,000 for the three months ended December 31, 2016.

Fully taxable-equivalent (“FTE”) net interest income increased $9,000 in sequential-quarter comparison. Interest income on loans decreased $25,000 due to a decrease in the average yield on loans of 5 basis points, from 5.45% to 5.40%. The average balance of loans increased $9.3 million in sequential-quarter comparison. Excluding purchase accounting adjustments, the loan yield decreased 3 basis points, from 5.31% to 5.28% during the same period. The average yield on total earning assets decreased 7 basis points for the same period, from 4.55% to 4.48%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin decreased 9 basis points, from 4.24% to 4.15%. Excluding purchase accounting adjustments, the FTE net interest margin decreased 7 basis points, from 4.12% for the third quarter of 2016 to 4.05% for the fourth quarter of 2016.

Fourth Quarter 2016 vs. Fourth Quarter 2015 Earnings Comparison

Fourth quarter 2016 net earnings available to common shareholders totaled $1.4 million compared to $1.7 million for the fourth quarter of 2015. Revenues from consolidated operations increased $194,000 in quarterly comparison, from $23.1 million for the three months ended December 31, 2015 to $23.3 million for the three months ended December 31, 2016. Net interest income decreased $13,000 in quarterly comparison. A $110,000 increase in interest expense was partially offset by a $97,000 increase in interest income. Noninterest income increased $207,000 in quarterly comparison and consisted primarily of a $66,000 increase in ATM/debit card income, a $46,000 increase in service charges on deposits accounts and a $41,000 increase in mortgage program fee income.

Noninterest expenses increased $128,000 in quarterly comparison and consisted primarily of a $482,000 increase in salaries and employee benefits costs, a $54,000 increase in recruiting expense and a $102,000 increase in loss on sale of other assets repossessed, which was partially offset by a $123,000 decrease in FDIC premiums, a $240,000 decrease in shares tax expense, a $103,000 decrease in marketing expense and a $57,000 decrease in printing and supplies costs. The increases in salaries and benefits expense and recruiting expense were attributable primarily to the cost of locating and hiring several new key employees. The increase in salaries and benefits costs included $124,000 of sign-on bonuses for these employees, and we also recorded $100,000 of recruiting expenses during the three months ended December 31, 2016 related to these employees. Also included in the increase in salaries and benefits expense is $223,000 of severance benefits. The provision for loan losses decreased $400,000 in quarterly comparison, from $3.0 million for the three months ended December 31, 2015 to $2.6 million for the three months ended December 31, 2016. Income tax expense increased $105,000 in quarterly comparison.

Dividends on preferred stock totaled $812,000 for the three months ended December 31, 2016 and $170,000 for the three months ended December 31, 2015.

FTE net interest income totaled $18.8 million for the quarters ended December 31, 2016 and 2015.  The FTE net interest income decreased $39,000 in prior year quarterly comparison. Interest income on loans increased $29,000 due to a $6.4 million increase in the average balance of loans. The average yield on loans decreased 1 basis point, from 5.41% to 5.40%. Purchase accounting adjustments added 12 basis points to the average yield on loans for the fourth quarter of 2016 and 15 basis points to the average yield on loans for the fourth quarter of 2015. Excluding the impact of the purchase accounting adjustments, average loan yields increased 2 basis points in prior year quarterly comparison, from 5.26% to 5.28%.

Investment securities totaled $440.1 million, or 22.6% of total assets at December 31, 2016, versus $435.0 million, or 22.6% of total assets at December 31, 2015. The investment portfolio had an effective duration of 3.2 years and a net unrealized loss of $2.5 million at December 31, 2016. The average volume of investment securities increased $5.6 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 6 basis points, from 2.65% to 2.57%.

The average yield on all earning assets decreased 4 basis points in prior year quarterly comparison, from 4.52% for the fourth quarter of 2015 to 4.48% for the fourth quarter of 2016. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets decreased 3 basis points, from 4.42% to 4.39% for the three month periods ended December 31, 2015 and 2016, respectively.

Interest expense increased $110,000 in prior year quarterly comparison. Increases in interest expense included a $93,000 increase in interest expense on deposits and a $35,000 increase in interest expense on junior subordinated debentures. These increases were partially offset by a $19,000 decrease in interest expense on short-term FHLB advances. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.47% for the three months ended December 31, 2016 and 0.44% for the three months ended December 31, 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 7 basis points, from 4.22% for the fourth quarter of 2015 to 4.15% for the fourth quarter of 2016. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 4 basis points, from 4.09% for the fourth quarter of 2015 to 4.05% for the fourth quarter of 2016.

Year-To-Date Earnings Comparison

In year-to-date comparison, net earnings available to common shareholders decreased $3.7 million, from $10.3 million at December 31, 2015 to $6.6 million at December 31, 2016. 2016 net earnings included $13,000 in gain on sales of securities, net of tax. 2015 net earnings included $808,000 in gain on sales of securities, net of tax, and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues, net earnings available to common shareholders decreased $2.8 million in year-to-date comparison. The $2.8 million decrease in operating earnings in year-to-date comparison resulted primarily from a $2.9 million decrease in net interest income, an increase of $1.4 million of noninterest expense and an increase of $2.2 million in dividends on preferred stock, which were partially offset by a $3.3 million decrease in the provision for loan losses and an $726,000 decrease in income tax expense.

Excluding non-operating income, noninterest income increased $70,000 and consisted primarily of $89,000 in service charges on deposit accounts and $116,000 in ATM/debit card income, which were partially offset by a $54,000 decrease in letter of credit income and a $41,000 decrease in credit card income. Increases in noninterest expense primarily included $896,000 in salaries and benefits costs, $288,000 in ATM and debit card processing fees, $295,000 in legal and professional fees and $191,000 in recruiting expense, which were partially offset by a $422,000 decrease in occupancy expense.

In year-to-date comparison, FTE net interest income decreased $3.1 million primarily due to a $3.0 million decrease in interest income on loans. The average volume of loans decreased $28.1 million in year-over-year comparison, and the average yield on loans decreased 11 basis points, from 5.54% to 5.43%. The average volume of investment securities increased $861,000 in year-over-year comparison, and the average yield on investment securities decreased 8 basis points for the same period. The average yield on earning assets decreased in year-over-year comparison, from 4.66% at December 31, 2015 to 4.52% at December 31, 2016. The purchase accounting adjustments added 16 basis points to the average yield on loans for the year ended December 31, 2015 and 12 basis points for the year ended December 31, 2016. Net of purchase accounting adjustments, the average yield on earning assets decreased 11 basis points, from 4.54% at December 31, 2015 to 4.43% at December 31, 2016.

Interest expense increased $109,000 in year-over-year comparison. Increases in interest expense included a $67,000 increase in interest expense on deposits and a $91,000 increase in interest expense on junior subordinated debentures. These increases were partially offset by a $33,000 decrease in interest expense on short-term FHLB advances and a $18,000 decrease in interest expense on securities sold under agreements to repurchase. The average rate paid on interest-bearing liabilities was 0.43% for the year ended December 31, 2016, compared to 0.42% for the year ended December 31, 2015. Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities increased one basis point, from 0.45% for the year ended December 31, 2015 to 0.46% for the year ended December 31, 2016. The FTE net interest margin decreased 14 basis points, from 4.34% for the year ended December 31, 2015 to 4.20% for the year ended December 31, 2016. Net of purchase accounting adjustments, the FTE net interest margin decreased 11 basis points, from 4.20% to 4.09% for the years ended December 31, 2015 and 2016, respectively, primarily due to a decline in the average rate earned on loans and the decreased average volume of loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on April 3, 2017 to shareholders of record as of the close of business on March 15, 2017. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on April 17, 2017 to shareholders of record as of the close of business on April 3, 2017.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of December 31, 2016. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 57 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total interest income	$19,983	$19,953	$19,388	$19,804	$19,886
Total interest expense	1,459	1,414	1,397	1,420	1,349
Net interest income	18,524	18,539	17,991	18,384	18,537
FTE net interest income	18,767	18,758	18,212	18,625	18,806
Provision for loan losses	2,600	2,900	2,300	2,800	3,000
Non-interest income	4,782	4,866	4,873	4,487	4,575
Non-interest expense	17,636	17,114	17,041	16,759	17,508
Earnings before income taxes	3,070	3,391	3,523	3,312	2,604
Income tax expense	871	993	1,030	963	766
Net earnings	2,199	2,398	2,493	2,349	1,838
Dividends on preferred stock	812	811	811	427	171
Net earnings available to common shareholders	$1,387	$1,587	$1,682	$1,922	$1,667

PER COMMON SHARE DATA
Basic earnings per share	0.12	0.14	0.15	0.17	0.15
Diluted earnings per share	0.12	0.14	0.15	0.17	0.15
Diluted earnings per share, operating (Non-GAAP)(*)	0.12	0.14	0.15	0.17	0.15
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.25	15.58	15.56	15.38	15.14
Tangible book value at period end (Non-GAAP)(*)	11.13	11.44	11.40	11.19	10.92
Market price at end of period	13.60	10.40	10.04	7.63	9.08
Shares outstanding at period end	11,362,716	11,362,716	11,362,705	11,362,150	11,362,150
Weighted average shares outstanding
Basic	11,271,948	11,262,282	11,255,042	11,261,644	11,281,286
Diluted	11,273,302	11,262,710	11,255,178	11,261,644	11,281,286

AVERAGE BALANCE SHEET DATA
Total assets	$1,960,436	$1,927,351	$1,921,004	$1,931,904	$1,938,235
Loans and leases	1,277,555	1,268,270	1,256,133	1,252,742	1,271,106
Total deposits	1,591,814	1,562,193	1,562,680	1,552,217	1,557,272
Total common equity	176,747	177,866	175,994	175,479	173,950
Total tangible common equity (Non-GAAP)(*)	129,821	130,662	128,516	127,722	125,919
Total equity	217,857	218,976	217,112	216,599	215,072

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.28%	0.33%	0.35%	0.40%	0.34%
Annualized return on average common equity, operating (Non-GAAP)(*)	3.12%	3.55%	3.81%	4.41%	3.80%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	4.25%	4.83%	5.22%	6.05%	5.25%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.15%	1.30%	1.21%	1.27%	1.15%
Efficiency ratio, operating (Non-GAAP)(*)	75.67%	73.04%	74.49%	73.28%	75.69%
Average loans to average deposits	80.26%	81.19%	80.38%	80.71%	81.62%
Taxable-equivalent net interest margin	4.15%	4.24%	4.17%	4.24%	4.22%
Tier 1 leverage capital ratio	10.11%	10.27%	10.25%	10.17%	10.10%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.90%	1.83%	1.69%	1.63%	1.50%
Nonperforming assets to tangible equity + ALLL	33.88%	32.98%	32.77%	30.83%	29.54%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	5.06%	5.03%	4.97%	4.64%	4.29%
Annualized QTD net charge-offs to total loans	0.46%	0.32%	0.40%	0.47%	0.92%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

BALANCE SHEET	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Assets
Cash and cash equivalents	$82,228	$126,667	$98,535	$112,410	$89,201
Securities available-for-sale	341,873	316,145	318,239	302,151	318,159
Securities held-to-maturity	98,211	103,412	109,420	113,623	116,792
Total investment securities	440,084	419,557	427,659	415,774	434,951
Other investments	11,355	11,339	11,036	11,195	11,188
Total loans	1,284,082	1,272,800	1,262,389	1,250,049	1,263,645
Allowance for loan losses	(24,372)	(23,268)	(21,378)	(20,347)	(19,011)
Loans, net	1,259,710	1,249,532	1,241,011	1,229,702	1,244,634
Premises and equipment	68,954	69,778	68,468	68,482	69,105
Goodwill and other intangibles	46,792	47,069	47,346	47,622	47,899
Other assets	34,217	29,978	28,469	31,366	30,755
Total assets	$1,943,340	$1,953,920	$1,922,524	$1,916,551	$1,927,733

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$414,921	$403,301	$383,797	$383,684	$374,261
Interest-bearing deposits	1,164,509	1,181,906	1,176,269	1,174,519	1,176,589
Total deposits	1,579,430	1,585,207	1,560,066	1,558,203	1,550,850
Securities sold under agreements to repurchase	94,461	95,210	85,786	87,879	85,957
Short-term FHLB advances	—	—	—	—	25,000
Long-term FHLB advances	25,424	25,531	25,638	25,744	25,851
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	7,482	7,679	10,926	6,704	4,771
Total liabilities	1,728,964	1,735,794	1,704,583	1,700,697	1,714,596
Total shareholders' equity	214,376	218,126	217,941	215,854	213,137
Total liabilities and shareholders' equity	$1,943,340	$1,953,920	$1,922,524	$1,916,551	$1,927,733

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Income Statements (unaudited)
(in thousands except per share data)

				Percent Change
EARNINGS STATEMENT	Three Months Ended			4Q16 vs. 3Q16	4Q16 vs. 4Q15	TwelveMonths Ended		Percent
	12/31/2016	9/30/2016	12/31/2015			12/31/2016	12/31/2015	Change

Interest income:
Loans, including fees	$16,986	$16,974	$16,914	0.1%	0.4%	$67,219	$69,753	(3.6)%
Investment securities	2,427	2,399	2,440	1.2%	(0.5)%	9,680	9,747	(0.7)%
Accretion of purchase accounting adjustments	362	399	405	(9.3)%	(10.6)%	1,463	1,880	(22.2)%
Other interest income	208	181	127	14.9%	63.8%	766	517	48.2%
Total interest income	19,983	19,953	19,886	0.2%	0.5%	79,128	81,897	(3.4)%

Interest expense:
Deposits	936	919	850	1.8%	10.1%	3,689	3,686	0.1%
Borrowings	422	419	442	0.7%	(4.5)%	1,691	1,744	(3.0)%
Junior subordinated debentures	197	170	162	15.9%	21.6%	704	613	14.8%
Accretion of purchase accounting adjustments	(96)	(94)	(105)	2.1%	(8.6)%	(394)	(462)	(14.7)%
Total interest expense	1,459	1,414	1,349	3.2%	8.2%	5,690	5,581	2.0%

Net interest income	18,524	18,539	18,537	(0.1)%	(0.1)%	73,438	76,316	(3.8)%
Provision for loan losses	2,600	2,900	3,000	(10.3)%	(13.3)%	10,600	13,900	(23.7)%
Net interest income after provision for loan losses	15,924	15,639	15,537	1.8%	2.5%	62,838	62,416	0.7%

Noninterest income:
Service charges on deposit accounts	2,399	2,509	2,353	(4.4)%	2.0%	9,612	9,523	0.9%
ATM and debit card income	1,682	1,620	1,616	3.8%	4.1%	6,579	6,463	1.8%
Gain on securities, net (non-operating)(*)	—	—	—	-	-	20	1,243	(98.4)%
Mortgage lending	164	190	123	(13.7)%	33.3%	586	618	(5.2)%
Income from death benefit on bank owned life insurance (non-operating)(*)	—	—	—	-	-	—	160	(100.0)%
Other charges and fees	537	547	483	(1.8)%	11.2%	2,211	2,314	(4.5)%
Total non-interest income	4,782	4,866	4,575	(1.7)%	4.5%	19,008	20,321	(6.5)%

Noninterest expense:
Salaries and employee benefits	8,726	8,034	8,244	8.6%	5.8%	32,932	32,036	2.8%
Occupancy expense	3,731	3,635	3,687	2.6%	1.2%	14,630	15,052	(2.8)%
ATM and debit card	829	833	825	(0.5)%	0.5%	3,239	2,951	9.8%
Legal and professional fees	520	516	448	0.8%	16.1%	1,855	1,560	18.9%
FDIC premiums	387	365	510	6.0%	(24.1)%	1,601	1,513	5.8%
Marketing	349	442	452	(21.0)%	(22.8)%	1,523	1,564	(2.6)%
Corporate development	423	395	453	7.1%	(6.6)%	1,572	1,531	2.7%
Data processing	500	527	488	(5.1)%	2.5%	1,963	1,888	4.0%
Printing and supplies	158	191	215	(17.3)%	(26.5)%	760	923	(17.7)%
Expenses on ORE, net	59	100	23	(41.0)%	156.5%	389	267	45.7%
Amortization of core deposit intangibles	277	277	276	—%	0.4%	1,107	1,106	0.1%
Other non-interest expense	1,677	1,799	1,887	(6.8)%	(11.1)%	6,979	6,746	3.5%
Total non-interest expense	17,636	17,114	17,508	3.1%	0.7%	68,550	67,137	2.1%
Earnings before income taxes	3,070	3,391	2,604	(9.5)%	17.9%	13,296	15,600	(14.8)%
Income tax expense	871	993	766	(12.3)%	13.7%	3,857	4,583	(15.8)%
Net earnings	2,199	2,398	1,838	(8.3)%	19.6%	9,439	11,017	(14.3)%
Dividends on preferred stock	812	811	170	0.1%	377.6%	2,861	687	316.4%
Net earnings available to common shareholders	$1,387	$1,587	$1,668	(12.6)%	(16.8)%	$6,578	$10,330	(36.3)%

Earnings per common share, diluted	$0.12	$0.14	$0.15	(14.3)%	(20.0)%	$0.58	$0.90	(35.6)%

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.12	$0.14	$0.15	(14.3)%	(20.0)%	$0.58	$0.82	(29.3)%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Composition of Loans and Deposits and Asset Quality Data (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	September 30,	Dec 16 vs Sept 16	June 30,	March 31,	December 31,	Dec 16 vs Dec 15
	2016	2016	% Change	2016	2016	2015	% Change
Commercial, financial, and agricultural	$459,574	$463,031	(0.7)%	$456,264	$441,160	$454,028	1.2%
Lease financing receivable	1,095	1,449	(24.4)%	1,641	1,590	1,968	(44.4)%
Real estate - construction	100,959	96,365	4.8%	96,331	84,790	74,952	34.7%
Real estate - commercial	481,155	464,853	3.5%	463,142	467,648	471,141	2.1%
Real estate - residential	157,872	155,653	1.4%	148,379	149,961	149,064	5.9%
Installment loans to individuals	82,660	88,537	(6.6)%	94,522	103,181	111,009	(25.5)%
Other	767	2,912	(73.7)%	2,110	1,719	1,483	(48.3)%

Total loans	$1,284,082	$1,272,800	0.9%	$1,262,389	$1,250,049	$1,263,645	1.6%

COMPOSITION OF DEPOSITS
	December 31,	September 30,	Dec 16 vs Sept 16	June 30,	March 31,	December 31,	Dec 16 vs Dec 15
	2016	2016	% Change	2016	2016	2015	% Change
Noninterest bearing	$414,921	$403,301	2.9%	$383,798	$383,684	$374,261	10.9%
NOW & other	472,484	465,850	1.4%	467,987	472,309	475,346	(0.6)%
Money market/savings	539,815	557,068	(3.1)%	544,256	534,854	531,449	1.6%
Time deposits of less than $100,000	75,940	78,785	(3.6)%	80,158	80,802	81,638	(7.0)%
Time deposits of $100,000 or more	76,270	80,203	(4.9)%	83,867	86,554	88,156	(13.5)%

Total deposits	$1,579,430	$1,585,207	(0.4)%	$1,560,066	$1,558,203	$1,550,850	1.8%

ASSET QUALITY DATA
	December 31,	September 30,		June 30,	March 31,	December 31,
	2016	2016		2016	2016	2015
Nonaccrual loans	$62,580	$60,522		$59,865	$53,714	$50,051
Loans past due 90 days and over	268	968		56	258	147
Total nonperforming loans	62,848	61,490		59,921	53,972	50,198
Other real estate	2,175	2,317		2,735	3,908	4,187
Other repossessed assets	16	283		263	265	38
Total nonperforming assets	$65,039	$64,090		$62,919	$58,145	$54,423

Troubled debt restructurings, accruing	$152	$153		$154	$5,675	$164

Nonperforming assets to total assets	3.35%	3.28%		3.27%	3.03%	2.82%
Nonperforming assets to total loans + ORE + other repossessed assets	5.06%	5.03%		4.97%	4.64%	4.29%
ALLL to nonperforming loans	38.78%	37.84%		35.68%	37.70%	37.87%
ALLL to total loans	1.90%	1.83%		1.69%	1.63%	1.50%

Quarter-to-date charge-offs	$1,835	$1,161		$1,425	$1,594	$3,091
Quarter-to-date recoveries	339	151		156	130	163
Quarter-to-date net charge-offs	$1,496	$1,010		$1,269	$1,464	$2,928
Annualized QTD net charge-offs to total loans	0.46%	0.32%		0.40%	0.47%	0.92%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Loan Portfolio - Quarterly Roll Forward (unaudited)
(in thousands except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
LOAN ACTIVITY

Loans originated	$91,332	$87,991	$58,882
Repayments	(64,528)	(65,871)	(108,561)
Increases on renewals	5,259	4,749	4,421
Change in lines of credit	(19,990)	(20,079)	10,282
Change in allowance for loan losses	(1,104)	(1,890)	(72)
Other	(791)	3,621	(2,831)
Net change in loans	$10,178	$8,521	$(37,879)

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	December 31, 2016	December 31, 2015

Total equity	$214,376	$213,137
Less preferred equity	41,110	41,120
Total common equity	173,266	172,017
Less goodwill	42,171	42,171
Less intangibles	4,621	5,728
Tangible common equity	$126,474	$124,118

Total assets	$1,943,340	$1,927,733
Less goodwill	42,171	42,171
Less intangibles	4,621	5,728
Tangible assets	$1,896,548	$1,879,834

Tangible common equity to tangible assets	6.67%	6.60%

REGULATORY CAPITAL

Common equity tier 1 capital	$131,091	$128,470
Tier 1 capital	193,700	191,089
Total capital	212,366	209,132

Regulatory capital ratios:
Common equity tier 1 capital ratio	8.81%	8.91%
Tier 1 risk-based capital ratio	13.02%	13.25%
Total risk-based capital ratio	14.28%	14.50%
Tier 1 leverage ratio	10.11%	10.10%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$348,673	$1,965	2.25%	$354,770	$1,983	2.24%	$349,433	$1,940	2.22%	$358,623	$2,036	2.27%	$339,033	$1,917	2.26%
Tax-exempt securities	66,549	705	4.24%	60,544	635	4.20%	60,972	641	4.21%	64,971	699	4.30%	70,548	778	4.41%
Total investment securities	415,222	2,670	2.57%	415,314	2,618	2.52%	410,405	2,581	2.52%	423,594	2,735	2.58%	409,581	2,695	2.65%
Federal funds sold	3,261	5	0.60%	2,703	3	0.43%	3,655	3	0.32%	3,843	5	0.51%	3,922	3	0.30%
Time and interest bearing deposits in other banks	90,527	125	0.54%	64,444	83	0.50%	76,042	97	0.50%	74,271	94	0.50%	73,069	52	0.28%
Other investments	11,342	78	2.75%	11,253	95	3.38%	11,232	90	3.21%	11,189	88	3.15%	11,544	86	2.99%
Loans	1,277,555	17,348	5.40%	1,268,270	17,373	5.45%	1,256,133	16,838	5.39%	1,252,742	17,123	5.50%	1,271,106	17,319	5.41%
Total interest earning assets	1,797,907	20,226	4.48%	1,761,984	20,172	4.55%	1,757,467	19,609	4.49%	1,765,639	20,045	4.57%	1,769,222	20,155	4.52%
Non-interest earning assets	162,529			165,367			163,537			166,265			169,013
Total assets	$1,960,436			$1,927,351			$1,921,004			$1,931,904			$1,938,235

Interest-bearing liabilities:
Deposits	$1,179,174	$929	0.31%	$1,170,660	$915	0.31%	$1,176,387	$903	0.31%	$1,180,581	$907	0.31%	$1,156,166	$836	0.29%
Repurchase agreements	94,609	241	1.01%	88,560	236	1.06%	85,479	233	1.10%	85,756	233	1.09%	85,178	240	1.12%
Federal funds purchased	—	—	—%	—	—	—%	2	—	—%	—	—	—%	4	—	—%
Short-term FHLB advances	—	—	—%	—	—	—%	—	—	—%	22,802	23	0.40%	25,000	19	0.30%
Long-term FHLB advances	25,474	92	1.41%	25,581	93	1.42%	25,687	91	1.40%	25,794	90	1.38%	25,900	92	1.39%
Junior subordinated debentures	22,167	197	3.48%	22,167	170	3.00%	22,167	170	3.03%	22,167	167	2.98%	22,167	162	2.86%
Total interest bearing liabilities	1,321,424	1,459	0.44%	1,306,968	1,414	0.43%	1,309,722	1,397	0.43%	1,337,100	1,420	0.43%	1,314,415	1,349	0.41%
Non-interest bearing liabilities	421,155			401,407			394,170			378,205			408,748
Shareholders' equity	217,857			218,976			217,112			216,599			215,072
Total liabilities and shareholders' equity	$1,960,436			$1,927,351			$1,921,004			$1,931,904			$1,938,235

Net interest income (TE) and spread		$18,767	4.04%		$18,758	4.12%		$18,212	4.06%		$18,625	4.14%		$18,806	4.11%

Net interest margin			4.15%			4.24%			4.17%			4.24%			4.22%

Core net interest margin (Non-GAAP)(*)			4.05%			4.12%			4.08%			4.11%			4.09%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2016	2016	2016	2016	2015
Average Balance Sheet Data

Total average assets	A	$1,960,436	$1,927,351	$1,921,004	$1,931,904	$1,938,235

Total equity		$217,857	$218,976	$217,112	$216,599	$215,072
Less preferred equity		41,110	41,110	41,118	41,120	41,122
Total common equity	B	$176,747	$177,866	$175,994	$175,479	$173,950
Less intangible assets		46,926	47,204	47,478	47,757	48,031
Tangible common equity	C	$129,821	$130,662	$128,516	$127,722	$125,919

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Core Net Interest Margin		2016	2016	2016	2016	2015

Net interest income (TE)		$18,767	$18,758	$18,212	$18,625	$18,806
Less purchase accounting adjustments		(458)	(493)	(341)	(565)	(510)
Net interest income, excluding purchase accounting adjustments	D	$18,309	$18,265	$17,871	$18,060	$18,296

Total average earnings assets		$1,797,907	$1,761,984	$1,757,467	$1,765,639	$1,769,222
Add average balance of loan valuation discount		2,316	2,634	2,931	3,323	3,712
Average earnings assets, excluding loan valuation discount	E	$1,800,223	$1,764,618	$1,760,398	$1,768,962	$1,772,934

Core net interest margin	D/E	4.05%	4.12%	4.08%	4.11%	4.09%

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Return Ratios		2016	2016	2016	2016	2015

Net earnings available to common shareholders		$1,387	$1,587	$1,682	$1,922	$1,667
Gain on sales of securities, after-tax		—	—	(13)	—	—
Net earnings available to common shareholders, operating	F	$1,387	$1,587	$1,669	$1,922	$1,667

Earnings before income taxes		$3,070	$3,391	$3,523	$3,312	$2,604
Gain on sales of securities		—	—	(20)	—	—
Provision for loan losses		2,600	2,900	2,300	2,800	3,000
Pre-tax, pre-provision earnings, operating	G	$5,670	$6,291	$5,803	$6,112	$5,604

Annualized return on average assets, operating	F/A	0.28%	0.33%	0.35%	0.40%	0.34%
Annualized return on average common equity, operating	F/B	3.12%	3.55%	3.81%	4.41%	3.80%
Annualized return on average tangible common equity, operating	F/C	4.25%	4.83%	5.22%	6.05%	5.25%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.15%	1.30%	1.21%	1.27%	1.15%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended					Twelve Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Per Common Share Data		2016	2016	2016	2016	2015	2016	2015

Diluted earnings per share		$0.12	$0.14	$0.15	$0.17	$0.15	$0.58	$0.90
Effect of gain on sales of securities, after-tax		—	—	—	—	—	—	(0.07)
Effect of income from death benefit on bank owned life insurance		—	—	—	—	—	—	(0.01)
Diluted earnings per share, operating		$0.12	$0.14	$0.15	$0.17	$0.15	$0.58	$0.82

Book value per common share		$15.25	$15.58	$15.56	$15.38	$15.14
Effect of intangible assets per share		4.12	4.14	4.16	4.19	4.22
Tangible book value per common share		$11.13	$11.44	$11.40	$11.19	$10.92

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Efficiency Ratio		2016	2016	2016	2016	2015

Net interest income		$18,524	$18,539	$17,991	$18,384	$18,537

Noninterest income		$4,782	$4,866	$4,873	$4,487	$4,575
Net gain on sale of securities		—	—	(20)	—	—
Noninterest income (non-GAAP)		$4,782	$4,866	$4,853	$4,487	$4,575

Total revenue	H	$23,306	$23,405	$22,864	$22,871	$23,112
Total revenue (non-GAAP)	I	$23,306	$23,405	$22,844	$22,871	$23,112

Noninterest expense	J	$17,636	$17,114	$17,041	$16,759	$17,508
Net (loss) gain on sale/valuation of other real estate owned		—	(19)	(24)	(144)	(14)
Noninterest expense (non-GAAP)	K	$17,636	$17,095	$17,017	$16,615	$17,494

Efficiency ratio (GAAP)	J/H	75.67%	73.12%	74.53%	73.28%	75.75%

Efficiency ratio (non-GAAP)	K/I	75.67%	73.04%	74.49%	72.65%	75.69%